Exhibit 10(d)

BASE SALARIES OF EXECUTIVE OFFICERS

As of December 26, 2007, the following are the base salaries (on an annual basis) of the executive officers of Hovnanian Enterprises, Inc.:

Kevork S. Hovnanian Chairman of the Board and Director of the Company	$1,128,433
Ara K. Hovnanian Chief Executive Officer, President and Director of the Company	$1,092,606
Paul W. Buchanan Senior Vice President – Chief Accounting Officer	$280,000
Kevin C. Hake Senior Vice President, Finance and Treasurer	$280,000
Peter S. Reinhart Senior Vice President and General Counsel	$300,000
J. Larry Sorsby Executive Vice President, Chief Financial Officer and Director of the Company	$500,000